Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No.333-255470) of Canaan Inc. of our report dated April 21, 2021 relating to the financial statements, which appears in Canaan Inc.’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

April 19, 2023